Exhibit 99.1

First Horizon National Corporation Reports Third Quarter Earnings

MEMPHIS, Tenn., Oct. 18, 2006 (PRIMEZONE) -- First Horizon National Corporation (NYSE:FHN) announced third quarter 2006 earnings of $67.1 million or $.53 per diluted share. As previously announced, this quarter's results included the estimated settlement costs of $21.3 million for a class action lawsuit. Additionally, the interest rate environment and housing slow-down negatively impacted the Mortgage Banking segment. In 2005, third quarter earnings were $112.9 million or $.87 per diluted share. Other highlights for the quarter included:

 -- Commercial loans grew 17 percent and retail loans grew 16 percent over third quarter 2005
 -- Retail/Commercial Banking deposits grew 9 percent over third quarter 2005
 -- Capital Markets non-fixed income product revenues grew 38 percent compared to third quarter 2005
 -- Asset quality remains solid reflecting geographic diversity and strong credit practices

Return on average shareholders' equity and return on average assets were 10.9 percent and .67 percent, respectively, for third quarter 2006. Return on average shareholders' equity and return on average assets were 20.2 percent and 1.18 percent, respectively, for third quarter 2005. Total assets were $40.1 billion and shareholders' equity was $2.5 billion on September 30, 2006, compared to $37.0 billion and $2.3 billion, respectively, on September 30, 2005.

"We remain confident in our core strategy which continued to show progress in the third quarter," said First Horizon National Corporation Chairman and CEO, Ken Glass. "In this period, we expanded our retail/commercial banking footprint, experienced the positive impact of cross-sell penetration, and made gains in the development and distribution of capital markets products other than fixed income. We believe that our vision of organically creating a national financial services organization and recruiting high-performing, experienced talent will deliver above-industry performance and provide long term value to our shareholders."

Including the impact of the merchant processing sale completed in first quarter 2006, diluted earnings per share were $3.02 and $2.47 for the nine-months ended September 30, 2006 and 2005, respectively. For the nine-months ended September 30, 2006, return on average shareholders' equity and return on average assets were 21.6 percent and 1.34 percent, respectively. Return on average shareholders' equity and return on average assets were 19.9 percent and 1.18 percent, respectively, for the nine-months ended September 30, 2005.

PERFORMANCE HIGHLIGHTS

Retail/Commercial Banking

Pre-tax income for Retail/Commercial Banking increased 5 percent to $114.7 million for third quarter 2006, compared to $109.3 million for third quarter 2005. Total revenues for Retail/Commercial Banking increased 3 percent to $342.3 million for third quarter 2006 compared to $331.4 million for third quarter 2005.

Net interest income increased 3 percent to $231.9 million in third quarter 2006 from $224.8 million in third quarter 2005 as earning assets grew 5 percent, or $1.0 billion. Loans grew 15 percent or $2.8 billion while loans held for sale decreased 81 percent or $1.8 billion and deposits increased 9 percent or $1.0 billion over third quarter 2005. The Retail/Commercial Banking net interest margin was 4.21 percent in third quarter 2006 compared to 4.28 percent in the third quarter of last year. This compression reflects competitive positioning as the current cycle of Fed rate increases apparently came to an end.

Noninterest income increased 4 percent to $110.4 million in third quarter 2006 from $106.6 million in third quarter 2005. Fees from deposit transactions and cash management increased 8 percent or $3.2 million compared to third quarter 2005 due to deposit growth and pricing initiatives. In 2005, a charge of $3.9 million resulted from a write-off of net capitalized expenses on HELOC held for sale which prepaid faster than anticipated. Additionally, third quarter 2005 included $3.1 million from a settlement received from an insurance company.

Provision for loan losses increased to $23.6 million in third quarter 2006 from $22.4 million last year. The 2005 provision included $3.8 million of hurricane losses. Excluding this item, the provision for loan losses would have been $18.6 million. The $5.0 million increase primarily reflects an expectation of slowing economic growth and the migration of a few loans to the watch list.

Noninterest expense was relatively stable, increasing 2 percent to $204.0 million in third quarter 2006 compared to $199.7 million last year. This increase includes $5.2 million related to the expansion of national businesses within Retail/Commercial Banking. This stability reflects a continued focus on efficiency which resulted in a 60 basis point improvement in the efficiency ratio in third quarter 2006 compared to the prior year.

Mortgage Banking

Mortgage Banking had a pre-tax loss of $25.5 million for third quarter 2006, compared to pre-tax income of $60.6 million for third quarter 2005. Total revenues for Mortgage Banking were $118.2 million in third quarter 2006 compared to $193.0 million in third quarter 2005.

Net interest income decreased 50 percent to $20.9 million in third quarter 2006 from $41.8 million in third quarter 2005. An inverted yield curve resulted in compression of the spread on the warehouse, which was 1.18 percent in third quarter 2006 compared to 2.33 percent for the same period in 2005. Additionally, a 31 percent decrease in the warehouse related to lower origination activity negatively impacted net interest income.

Noninterest income decreased to $97.3 million in third quarter 2006 compared to $151.2 million in third quarter 2005. Noninterest income consists primarily of mortgage banking-related revenue, net of costs, from the origination and sale of mortgage loans, fees from mortgage servicing and changes in fair value of mortgage servicing rights (MSR) net of hedge gains or losses. Mortgage servicing noninterest income prior to the adoption of SFAS No. 156 in first quarter 2006 was net of amortization, impairment and other expenses related to MSR and related hedges. Subsequent to the adoption of SFAS No. 156, mortgage servicing noninterest income reflects the change in fair value of MSR combined with hedging results.

Noninterest income from mortgage origination and servicing activities declined this quarter over third quarter of last year. Net origination income decreased 41 percent to $67.7 million from $115.5 million in third quarter 2005 as loans delivered into the secondary market decreased 39 percent to $6.5 billion. Total mortgage servicing fees increased 24 percent to $86.2 million from $69.7 million reflecting mortgage servicing portfolio growth of 7 percent to $100.2 billion on September 30, 2006. Servicing fees also benefited from an increase in the mix of higher fee products.

Servicing hedging activities and write-off of MSR values negatively impacted net servicing revenues by $24.4 million this quarter as compared to a year ago. Changes in the value of MSR due to factors other than runoff net of hedge results reflected a net loss of $5.8 million in third quarter 2006 compared to a gain of $30.3 million during the same period last year. Additionally, although MSR that prepaid this quarter were more valuable than a year ago, overall prepayments declined with lower refinance activity, causing the change in MSR value due to runoff to decrease to $60.3 million from $72.0 million last year.

Other noninterest income decreased $3.3 million. Third quarter 2005 included a settlement of $4.6 million from an insurance company. Income from a deferred compensation plan increased $1.7 million from third quarter 2005. This increase in revenue was matched by a corresponding $1.7 million increase in noninterest expense associated with this plan.

Noninterest expense increased 9 percent or $11.4 million to $143.6 million in third quarter 2006 compared to $132.2 million in third quarter 2005. Excluding $21.3 million for the estimated costs of settling a class action lawsuit, noninterest expense decreased 8 percent primarily due to reductions in personnel expense which were directly related to the contraction in origination revenue.

Capital Markets

Capital Markets pre-tax earnings were $13.8 million in third quarter 2006 compared to $2.5 million in third quarter 2005. Total revenues for Capital Markets were $100.1 million in third quarter 2006 compared to $78.5 million in third quarter 2005.

Revenues from products other than fixed income were $56.7 million in third quarter 2006, an increase of $15.6 million, or 38 percent, from third quarter 2005. Revenues from other products include fee income from activities such as structured finance, equity research, investment banking, loan sales, portfolio advisory and the sale of bank-owned life insurance. These other sources of revenue represented 58 percent of total product revenues in third quarter 2006 compared to 48 percent in third quarter 2005. The increase from third quarter 2005 was due to increased fees from structured finance activities. Revenues from fixed income sales decreased $2.4 million, or 5 percent, to $41.5 million in third quarter 2006 compared to $43.9 million in third quarter 2005 reflecting the current interest rate environment and its continuing negative impact on the demand for fixed income products. Other non-product revenues relating to a deferred compensation plan increased $1.8 million from third quarter 2005. This increase in revenue was offset by a related $2.1 million increase in noninterest expense associated with this plan.

Net interest expense decreased $6.3 million in third quarter 2006 compared to third quarter 2005 primarily due to a increase in net average earning assets, improved execution that decreased nonearning asset funding costs and a decrease in the internal incremental cost of equity.

Noninterest expense was $86.3 million in third quarter 2006 compared to $76.0 million in third quarter 2005. This increase was primarily due to variable compensation related to the increase in other product revenues and a $2.1 million increase in deferred compensation plan expense mentioned above.

Corporate

The Corporate segment's results yielded a pre-tax loss of $10.1 million in third quarter 2006 compared to a pre-tax loss of $14.4 million in third quarter 2005. The third quarter 2006 results include $8.8 million of net securities gains from the sale of MasterCard Inc. securities and gains from venture capital investments. Noninterest expense growth resulted from the write-off of a holding company investment, venture capital commissions and project costs.

AVERAGE BALANCE SHEET

Total average assets increased 4 percent to $39.5 billion for third quarter 2006. Total loans increased 16 percent to $21.8 billion as commercial loans grew 17 percent and retail loans increased 16 percent. Loans held for sale decreased 39 percent to $4.2 billion. Average earning assets increased 3 percent to $34.6 billion. Interest-bearing core deposits increased 16 percent. Total core deposits increased 6 percent to $13.2 billion, which reflects market share gains in Tennessee markets, new market expansion and improved national cross-sell efforts; however, average escrow deposits declined $392.7 million due to lower mortgage activities. Purchased funds decreased 15 percent to $16.5 billion. Average shareholders' equity increased 10 percent in third quarter 2006.

The consolidated net interest margin was 2.90 percent for third quarter 2006 compared to 3.09 percent for third quarter 2005. The compression in the margin occurred as the net interest spread decreased to 2.25 percent in 2006 from 2.59 percent in 2005 while the benefit from free funding increased to 65 basis points from 50 basis points. An inverted yield curve which decreased spread on the warehouse by 115 basis points to 1.18 percent, created a negative impact on the overall corporate margin this quarter as compared to a year ago.

ASSET QUALITY

Provision for loan losses increased to $23.7 million in third quarter 2006 from $22.6 million in third quarter 2005. The 2005 provision included $3.8 million of hurricane losses. Excluding this item, the provision for loan losses would have been $18.8 million. The $4.9 million increase primarily reflects an expectation of slowing economic growth and the migration of a few loans to the watch list. Nonperforming assets were $118.0 million on September 30, 2006, compared to $79.0 million on September 30, 2005. The nonperforming assets ratio related to the loan portfolio increased to 49 basis points in third quarter 2006 from 35 basis points last year and 45 basis points in second quarter 2006. The nonperforming asset ratio experienced some migration from historical low levels as the loan portfolio matured and modest deterioration of a few commercial credits in the retail commercial bank's traditional lending markets occurred. The net charge-off ratio increased to 30 basis points in third quarter 2006 from 20 basis points in 2005 as net charge-offs grew to $16.4 million from $9.2 million during a period of strong loan growth. (See the table on A-6 for an analysis of the allowance for loan losses and details on nonperforming assets and the table on A-7 for asset quality ratios).

OUTLOOK

"While macro environment issues will continue to impact earnings growth into next quarter, our overall strategy continues to position our business for strong sustained earnings growth," concluded Glass.

This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, natural disasters, and items already mentioned in this press release, as well as critical accounting estimates and other factors described in FHN's recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

OTHER INFORMATION

FHN provides additional disclosure and discussion related to FHN's earnings and business segment performance through a financial supplement which is available in the investor relations section of FHN's website at www.fhnc.com.

Management will also host a conference call at 8:00 a.m. Central Time October 19 to review earnings and performance trends. Callers wishing to participate in the call may dial toll-free starting at 7:45 a.m. Central Time October 19 by dialing 1-800-289-0508 (international participants dial 1-913-981-5550). The conference will also be webcast live through the investor relations section of FHN's website. To access the webcast, visit http://www.shareholder.com/fhnc/MediaRegister.cfm. A replay of the call will be available from 11 a.m. Central Time October 19 until 11:00 p.m. November 1 by calling 1-888-203-1112 or 1-719-457-0820 for international participants. The passcode is 1194653. The event will be archived and made available by 1 p.m. Central Time October 19 on FHN's website at www.fhnc.com. For four weeks from the press release date, FHN will respond to individual requests for clarification of the provided disclosures. However, we will make every effort not to provide, and you should not expect to receive, material non-public information as that term is defined in the SEC Regulation FD. Without limiting the foregoing, after the conference call and except for the guidance expressed or implied herein, we will not provide any earnings guidance, directly or indirectly, express or implied.

GENERAL INFORMATION

About First Horizon

Over 12,000 employees of First Horizon National Corp. (NYSE:FHN) provide financial services to individuals and business customers through hundreds of offices located in 46 states. The corporation's three major brands -- FTN Financial, First Horizon and First Tennessee -– provide customers with a broad range of products and services including:

 -- Capital Markets, one of the nation's top underwriters of U.S.
    government agency securities
 -- Mortgage Banking, one of the nation's top 25 mortgage originators and top 15 servicers, which earned a top-10 ranking in customer satisfaction from J.D. Power and Associates
 -- Retail/Commercial Banking, with the largest market share in Tennessee and one of the highest customer retention rates of any bank in the country

FHN companies have been recognized as some of the nation's best employers by AARP, Working Mother and Fortune magazines. FHN also was named one of the nation's 100 best corporate citizens by Business Ethics magazine. More information can be found at www.fhnc.com.

                  FIRST HORIZON NATIONAL CORPORATION
                         STATEMENTS OF INCOME
                           Quarterly Growth
                              (Unaudited)

                                           Quarter Ended
                                            September 30
                                        --------------------   Growth
 (Thousands)                              2006        2005     Rate (%)
 ---------------------------------------------------------------------
 Interest income                        $612,598    $497,438    23.2 +
 Less interest expense                   360,977     237,278    52.1 +
 ---------------------------------------------------------------------
   Net interest income                   251,621     260,160     3.3 -
 Provision for loan losses                23,694      22,608     4.8 +
 ---------------------------------------------------------------------
   Net interest income after
    provision for loan losses            227,927     237,552     4.1 -
 Noninterest income:
  Mortgage banking                        89,393     140,482    36.4 -
  Capital markets                         95,215      82,158    15.9 +
  Deposit transactions and
   cash management                        44,503      41,268     7.8 +
  Insurance commissions                   10,534      12,673    16.9 -
  Revenue from loan sales
   and securitizations                    11,830      10,878     8.8 +
  Trust services and investment
   management                              9,609      11,299    15.0 -
  Securities gains/(losses), net           8,757        (406)    NM
  Other                                   51,544      48,247     6.8 +
 ---------------------------------------------------------------------
      Total noninterest income           321,385     346,599     7.3 -
 ---------------------------------------------------------------------
      Adjusted gross income after
        provision for loan losses        549,312     584,151     6.0 -
 Noninterest expense:
  Employee compensation, incentives
    and benefits                         260,351     259,583      .3 +
  Occupancy                               29,745      26,082    14.0 +
  Operations services                     17,976      18,739     4.1 -
  Equipment rentals, depreciation,
    and maintenance                       17,893      19,033     6.0 -
  Communications and courier              12,950      14,352     9.8 -
  Amortization of intangible assets        3,233       2,893    11.8 +
  Other                                  114,209      85,493    33.6 +
 ---------------------------------------------------------------------
    Total noninterest expense            456,357     426,175     7.1 +
 ---------------------------------------------------------------------
 Pre-tax income                           92,955     157,976    41.2 -
 Provision for income taxes               25,776      49,862    48.3 -
 ---------------------------------------------------------------------
 Income from continuing operations        67,179     108,114    37.9 -
 Loss/income from discontinued
  operations, net of tax                     (69)      4,830     NM
 ---------------------------------------------------------------------
 Net income                             $ 67,110    $112,944    40.6 -
                                        ====================
 ---------------------------------------------------------------------
 Diluted earnings per share from
  continuing operations                 $    .53    $    .83    36.1 -
 Diluted earnings per common share      $    .53    $    .87    39.1 -
 Dividends declared                     $    .45    $    .43
 Diluted shares                          127,523     129,924

 SELECTED FINANCIAL RATIOS:
 -------------------------
 Return on average assets                    .67%       1.18%
 Return on average shareholders'
  equity                                    10.9        20.2
 ---------------------------------------------------------------------

                  FIRST HORIZON NATIONAL CORPORATION
                         STATEMENTS OF INCOME
                             Yearly Growth
                              (Unaudited)

                                          Year-to-date
                                          September 30
                                     -----------------------   Growth
 (Thousands)                            2006         2005      Rate (%)
 ---------------------------------------------------------------------
 Interest income                     $1,724,549   $1,320,699    30.6 +
 Less interest expense                  973,609      591,484    64.6 +
 ---------------------------------------------------------------------
   Net interest income                  750,940      729,215     3.0 +
 Provision for loan losses               60,146       51,503    16.8 +
 ---------------------------------------------------------------------
   Net interest income after
    provision for loan losses           690,794      677,712     1.9 +
 Noninterest income:
  Mortgage banking                      291,656      368,237    20.8 -
  Capital markets                       290,238      272,109     6.7 +
  Deposit transactions and
   cash management                      125,282      113,994     9.9 +
  Insurance commissions                  37,681       40,947     8.0 -
  Revenue from loan sales
   and securitizations                   35,399       34,429     2.8 +
  Trust services and
   investment management                 31,090       33,741     7.9 -
  Securities losses, net                (68,631)        (397)     NM
  Other                                 116,401      126,530     8.0 -
 ---------------------------------------------------------------------
     Total noninterest income           859,116      989,590    13.2 -
 ---------------------------------------------------------------------
     Adjusted gross income after
      provision for loan losses       1,549,910    1,667,302     7.0 -
 Noninterest expense:
  Employee compensation, incentives
    and benefits                        766,288      744,003     3.0 +
  Occupancy                              87,372       76,161    14.7 +
  Operations services                    52,491       53,586     2.0 -
  Equipment rentals, depreciation,
    and maintenance                      56,015       55,259     1.4 +
  Communications and courier             41,271       40,009     3.2 +
  Amortization of intangible assets       9,002        8,033    12.1 +
  Other                                 307,119      239,883    28.0 +
 ---------------------------------------------------------------------
    Total noninterest expense         1,319,558    1,216,934     8.4 +
 ---------------------------------------------------------------------
 Pre-tax income                         230,352      450,368    48.9 -
 Provision for income taxes              55,830      143,293    61.0 -
 ---------------------------------------------------------------------
 Income from continuing operations      174,522      307,075    43.2 -
 Income from discontinued
  operations, net of tax                210,580       11,703     NM
 ---------------------------------------------------------------------
    Income before cumulative effect     385,102      318,778    20.8 +
 Cumulative effect of changes in
  accounting principle, net of tax        1,345           --     NM
 ---------------------------------------------------------------------
 Net income                          $  386,447   $  318,778    21.2 +
                                     =======================
 ---------------------------------------------------------------------
 Diluted earnings per share from
  continuing operations              $     1.36   $     2.38    42.9 -
 Diluted earnings per share before
  cumulative effect                  $     3.01   $     2.47    21.9 +
 Diluted earnings per common share   $     3.02   $     2.47    22.3 +
 Dividends declared                  $     1.35   $     1.29
 Diluted shares                         127,962      129,135

 SELECTED FINANCIAL RATIOS:
 -------------------------
 Return on average assets                  1.34%        1.18%
 Return on average shareholders'
  equity                                   21.6         19.9
 ---------------------------------------------------------------------

                  FIRST HORIZON NATIONAL CORPORATION
                    AVERAGE STATEMENTS OF CONDITION
                           Quarterly Growth
                              (Unaudited)
                                          Quarter Ended
                                          September 30
                                    ------------------------    Growth
 (Thousands)                            2006         2005      Rate (%)
 ---------------------------------------------------------------------
 Loans, net of unearned income:
  Commercial:
   Commercial, financial and
    industrial                      $ 6,803,461  $ 6,176,194    10.2 +
   Real estate commercial             1,221,408    1,163,199     5.0 +
   Real estate construction           2,575,590    1,735,883    48.4 +
 ---------------------------------------------------------------------
    Total commercial loans           10,600,459    9,075,276    16.8 +
  Retail:
   Real estate residential            8,503,198    7,593,720    12.0 +
   Real estate construction           2,065,849    1,643,874    25.7 +
   Other retail                         160,446      167,475     4.2 -
   Credit card receivables              201,319      241,657    16.7 -
   Real estate loans pledged
    against other
    collateralized
    borrowings(a)                       268,125           --      NM
 ---------------------------------------------------------------------
     Total retail loans              11,198,937    9,646,726    16.1 +
 ---------------------------------------------------------------------
      Total loans, net of
       unearned income               21,799,396   18,722,002    16.4 +
 Investment securities                3,805,160    2,934,030    29.7 +
 Loans held for sale                  4,201,949    6,936,767    39.4 -
 Other earning assets                 4,821,007    4,969,239     3.0 -
 ---------------------------------------------------------------------
     Total earning assets            34,627,512   33,562,038     3.2 +
 Cash and due from banks                816,342      769,813     6.0 +
 Other assets                         4,075,911    3,759,142     8.4 +
 ---------------------------------------------------------------------
     Total assets                   $39,519,765  $38,090,993     3.8 +
                                    ========================----------
 Certificates of deposit under
    $100,000 and other time         $ 2,873,451  $ 2,278,094    26.1 +
 Other interest-bearing deposits      5,092,769    4,576,869    11.3 +
 ---------------------------------------------------------------------
     Total interest-bearing
      core deposits                   7,966,220    6,854,963    16.2 +
 Demand deposits                      1,762,753    1,941,952     9.2 -
 Other noninterest-bearing deposits   3,502,833    3,717,097     5.8 -
 ---------------------------------------------------------------------
        Total core deposits          13,231,806   12,514,012     5.7 +
 Certificates of deposit
  $100,000 and more                   9,694,677   11,467,752    15.5 -
 ---------------------------------------------------------------------
         Total deposits              22,926,483   23,981,764     4.4 -
 Short-term borrowed funds            6,782,944    7,809,024    13.1 -
 Term borrowings                      5,265,288    2,374,568   121.7 +
 Other collateralized borrowings(a)     273,035           --    NM
 ---------------------------------------------------------------------
       Total long-term debt           5,538,323    2,374,568   133.2 +
 Other liabilities                    1,534,711    1,410,093     8.8 +
 Preferred stock of subsidiary          295,274      295,312      --
 Shareholders' equity                 2,442,030    2,220,232    10.0 +
 ---------------------------------------------------------------------
       Total liabilities and
        shareholders' equity        $39,519,765  $38,090,993     3.8 +
                                    ========================
 ---------------------------------------------------------------------
 (a) During first quarter 2006, FHN sold loans through an
     on-balance sheet securitization, which is structured as a
     financing for accounting purposes.

                  FIRST HORIZON NATIONAL CORPORATION
                    AVERAGE STATEMENTS OF CONDITION
                             Yearly Growth
                              (Unaudited)
                                            Year-to-date
                                            September 30
                                     ------------------------  Growth
 (Thousands)                              2006        2005    Rate (%)
 ---------------------------------------------------------------------
 Loans, net of unearned income:
  Commercial:
   Commercial, financial and
    industrial                       $ 6,597,818  $ 5,852,796   12.7 +
   Real estate commercial              1,235,278    1,085,278   13.8 +
   Real estate construction            2,385,955    1,530,920   55.9 +
 ---------------------------------------------------------------------
    Total commercial loans            10,219,051    8,468,994   20.7 +
  Retail:
   Real estate residential             8,558,577    7,505,108   14.0 +
   Real estate construction            2,019,044    1,358,807   48.6 +
   Other retail                          162,513      163,103     .4 -
   Credit card receivables               212,237      239,768   11.5 -
   Real estate loans pledged
    against other
    collateralized
    borrowings(a)                        187,901           --    NM
 ---------------------------------------------------------------------
      Total retail loans              11,140,272    9,266,786   20.2 +
 ---------------------------------------------------------------------
    Total loans, net of
     unearned income                  21,359,323   17,735,780   20.4 +
 Investment securities                 3,282,819    2,887,228   13.7 +
 Loans held for sale                   4,531,952    6,108,545   25.8 -
 Other earning assets                  4,736,662    4,799,955    1.3 -
 ---------------------------------------------------------------------
      Total earning assets            33,910,756   31,531,508    7.5 +
 Cash and due from banks                 813,790      742,495    9.6 +
 Other assets                          3,850,220    3,895,526    1.2 -
 ---------------------------------------------------------------------
      Total assets                   $38,574,766  $36,169,529    6.6 +
                                     ========================
 Certificates of deposit under
  $100,000 and other time            $ 2,752,943  $ 2,188,896   25.8 +
 Other interest-bearing deposits       5,012,336    4,586,233    9.3 +
 ---------------------------------------------------------------------
      Total interest-bearing
       core deposits                   7,765,279    6,775,129   14.6 +
 Demand deposits                       1,764,200    1,854,753    4.9 -
 Other noninterest-bearing deposits    3,363,135    3,352,841     .3 +
 ---------------------------------------------------------------------
      Total core deposits             12,892,614   11,982,723    7.6 +
 Certificates of deposit
  $100,000 and more                    9,723,236   10,728,885    9.4 -
 ---------------------------------------------------------------------
        Total deposits                22,615,850   22,711,608     .4 -
 Short-term borrowed funds             6,897,608    7,073,225    2.5 -
 Term borrowings                       4,649,203    2,524,437   84.2 +
 Other collateralized borrowings (a)     191,891           --    NM
 ---------------------------------------------------------------------
     Total long-term debt              4,841,094    2,524,437   91.8 +
 Other liabilities                     1,531,560    1,511,571    1.3 +
 Preferred stock of subsidiary           295,274      207,886   42.0 +
 Shareholders' equity                  2,393,380    2,140,802   11.8 +
 ---------------------------------------------------------------------
     Total liabilities and
      shareholders' equity           $38,574,766  $36,169,529    6.6 +
                                     ========================
 ---------------------------------------------------------------------
 (a) During first quarter 2006, FHN sold loans through an
     on-balance sheet securitization, which is structured as a
     financing for accounting purposes.

                  FIRST HORIZON NATIONAL CORPORATION
                  PERIOD-END STATEMENTS OF CONDITION
                              (Unaudited)
                                           September 30
                                     ------------------------   Growth
 (Thousands)                             2006         2005     Rate (%)
 ---------------------------------------------------------------------
 Loans, net of unearned income:
  Commercial:
   Commercial, financial and
    industrial                       $ 6,945,207  $ 6,354,408    9.3 +
   Real estate commercial              1,199,084    1,171,606    2.3 +
   Real estate construction            2,660,415    1,849,075   43.9 +
 ---------------------------------------------------------------------
     Total commercial loans           10,804,706    9,375,089   15.2 +
  Retail:
   Real estate residential             8,428,027    7,603,249   10.8 +
   Real estate construction            2,096,440    1,814,632   15.5 +
   Other retail                          163,134      170,684    4.4 -
   Credit card receivables               202,866      248,049   18.2 -
   Real estate loans pledged
    against other collateralized
    borrowings(a)                        259,232           --   NM
 ---------------------------------------------------------------------
     Total retail loans               11,149,699    9,836,614   13.3 +
 ---------------------------------------------------------------------
     Total loans, net of unearned
      income                          21,954,405   19,211,703   14.3 +
 Investment securities                 3,983,049    2,842,016   40.1 +
 Loans held for sale                   2,798,906    5,158,103   45.7 -
 Other earning assets                  4,522,968    3,992,226   13.3 +
 ---------------------------------------------------------------------
     Total earning assets             33,259,328   31,204,048    6.6 +
 Cash and due from banks                 903,482    1,036,816   12.9 -
 Discontinued assets                     939,728      129,358   NM
 Other assets                          4,973,645    4,672,085    6.5 +
 ---------------------------------------------------------------------
     Total assets                    $40,076,183  $37,042,307    8.2 +
                                     ========================
 Certificates of deposit
  under $100,000 and
  other time                         $ 2,906,424  $ 2,338,365   24.3 +
 Other interest-bearing deposits       4,998,956    4,620,547    8.2 +
 ---------------------------------------------------------------------
    Total interest-bearing
     core deposits                     7,905,380    6,958,912   13.6 +
 Demand deposits                       2,449,540    2,630,914    6.9 -
 Other noninterest-bearing deposits    3,009,395    3,182,293    5.4 -
 ---------------------------------------------------------------------
       Total core deposits            13,364,315   12,772,119    4.6 +
 Certificates of deposit
  $100,000 and more                   11,920,226   12,497,183    4.6 -
 ---------------------------------------------------------------------
       Total deposits                 25,284,541   25,269,302     .1 +
 Short-term borrowed funds             4,190,719    4,482,503    6.5 -
 Term borrowings                       5,226,772    2,000,113  161.3 +
 Other collateralized borrowings(a)      260,416           --   NM
 ---------------------------------------------------------------------
     Total long-term debt              5,487,188    2,000,113  174.3 +
 Discontinued liabilities                  6,977       90,125   92.3 -
 Other liabilities                     2,300,960    2,612,653   11.9 -
 Preferred stock of subsidiary           295,274      295,274     --
 Shareholders' equity                  2,510,524    2,292,337    9.5 +
 ---------------------------------------------------------------------
     Total liabilities and
      shareholders' equity           $40,076,183  $37,042,307    8.2 +
                                     ========================
 ---------------------------------------------------------------------
  (a) During first quarter 2006, FHN sold loans through an
      on-balance sheet securitization, which is structured as a
      financing for accounting purposes.

                  FIRST HORIZON NATIONAL CORPORATION
                       ASSET QUALITY HIGHLIGHTS
                              (Unaudited)

 (Thousands)        3Q06       2Q06       1Q06       4Q05       3Q05
 ---------------------------------------------------------------------
 ALLOWANCE FOR
 LOAN LOSSES:
  Beginning
   Reserve        $199,835   $195,011   $189,705   $185,029   $169,697
  Provision         23,694     18,653     17,799     16,175     22,608
  Divestitures/
   acquisitions       (275)        --     (1,195)      (516)     1,902
  Charge-offs      (19,782)   (17,518)   (14,791)   (14,586)   (12,900)
  Recoveries         3,357      3,689      3,493      3,603      3,722
 ---------------------------------------------------------------------
   Ending
    Balance       $206,829   $199,835   $195,011   $189,705   $185,029
 ---------------------------------------------------------------------
 Reserve for off-
  balance sheet
  commitments     $  9,230   $  9,250   $  9,420   $ 10,650   $  9,034
 Total of
  allowance for
  loan losses and
  reserve for off-
  balance sheet
  commitments     $216,059   $209,085   $204,431   $200,355   $194,063
 ---------------------------------------------------------------------
 NONPERFORMING
  ASSETS:
 RETAIL/COMMERCIAL
  BANKING:
    Nonperforming
     loans        $ 63,956   $ 61,358   $ 49,332   $ 40,771   $ 39,236
    Foreclosed
     real estate    29,947     24,425     19,556     18,932     19,875
 ---------------------------------------------------------------------
 Total Retail/
  Commercial
  Banking           93,903     85,783     68,888     59,703     59,111
 ---------------------------------------------------------------------
 MORTGAGE BANKING:
  Nonperforming
   loans - held
   for sale         10,488     14,976     16,000     11,488     11,868
  Foreclosed real
   estate           13,598     11,899      9,538      8,478      7,981
 ---------------------------------------------------------------------
 Total Mortgage
  Banking           24,086     26,875     25,538     19,966     19,849
 ---------------------------------------------------------------------
    Total non-
     performing
     assets       $117,989   $112,658   $ 94,426   $ 79,669   $ 78,960
                  ====================================================
 Loans past due
  90 days or
  more(a)         $160,662   $165,759   $187,974   $213,658   $193,156
 Guaranteed
  portion of loans
  past due 90 days
  or more(a)       130,373    136,529    159,680    178,838    166,891

 Foreclosed real
  estate from GNMA
  loans(b)          21,679     24,253     19,865         --         --

 Period-end loans,
  net of unearned
  income
  (millions)      $ 21,954   $ 21,700   $ 21,187   $ 20,601   $ 19,212
 Insured loans         730        753        812        827        667
 ---------------------------------------------------------------------
 Loans excluding
  insured loans   $ 21,224   $ 20,947   $ 20,375   $ 19,774   $ 18,545
                  ====================================================
 Off-balance sheet
  commitments
  (millions)(c)   $  7,416   $  7,305   $  7,787   $  9,091   $  8,751
 ---------------------------------------------------------------------
 (a) Includes loans held for sale.
 (b) Prior to 2006 properties acquired by foreclosure through
     GNMA's repurchase program were classified as receivables in Other
     Assets on the Consolidated Statements of Condition.
 (c) Amount of off-balance sheet commitments for which a reserve has been provided.

                  FIRST HORIZON NATIONAL CORPORATION
                       ASSET QUALITY HIGHLIGHTS
                             (Unaudited)

                          3Q06      2Q06      1Q06      4Q05      3Q05
 ---------------------------------------------------------------------
 FHN CONSOLIDATED:
 Nonperforming loans
  ratio(a)                 .29%      .28%      .23%      .20%      .20%
 Nonperforming assets
  ratio(b)                 .49       .45       .37       .33       .35
 Allowance to total
  loans                    .94       .92       .92       .92       .96
 Allowance to loans
  excluding insured
  loans                    .97       .95       .96       .96      1.00
 Allowance to non-
  performing loans(c)   323.39    325.69    395.30    465.29    471.58
 Allowance to non-
  performing assets(d)  192.40    204.58    248.66    278.24    275.78
 Net charge-off
  ratio(e)                 .30       .26       .22       .22       .20

 RETAIL/COMMERCIAL
  BANKING:
 Nonperforming assets
  ratio(b)                 .43%      .40%      .33%      .29%      .31%
 Allowance to non-
  performing assets     222.47    232.95    283.08    317.75    313.02

 MORTGAGE BANKING:
 Nonperforming assets
  ratio(f)                 .02%      .03%      .03%      .02%      .02%
 ---------------------------------------------------------------------
 (a) Ratio is nonperforming loans in the loan portfolio to total loans
 (b) Ratio is nonperforming assets related to the loan portfolio to total loans plus foreclosed real estate and other assets
 (c) Ratio is allowance to nonperforming loans in the loan
     portfolio
 (d) Ratio is allowance to nonperforming assets related to the loan portfolio
 (e) Ratio is annualized net charge-offs to average total loans
 (f) Ratio is nonperforming assets to unpaid principal balance of servicing portfolio

                  FIRST HORIZON NATIONAL CORPORATION
                      BUSINESS SEGMENT HIGHLIGHTS
                              (Unaudited)

 (Thousands)           3Q06     2Q06       1Q06       4Q05       3Q05
 ---------------------------------------------------------------------
 RETAIL/COMMERCIAL
  BANKING
 Total revenues(a)    $342,396  $342,545  $331,356  $341,409  $331,459
 Provision for loan
  losses                23,550    18,361    18,026    15,897    22,428
 Noninterest expenses  204,109   211,873   215,555   203,154   199,653
                      ------------------------------------------------
  Pre-tax income       114,737   112,311    97,775   122,358   109,378
 Provision for income
  taxes                 35,207    29,190    27,897    36,109    33,008
                      ------------------------------------------------
 Income from continuing
  operations            79,530    83,121    69,878    86,249    76,370
 Loss from discontinued
  operations, net
  of tax                   (69)      376   210,273     5,369     4,830
                      ------------------------------------------------
 Income before
  cumulative effect     79,461    83,497   280,155    91,618    81,200
 Cumulative effect of
  changes in accounting
  principle, net of tax     --        --       522    (3,098)       --
                      ------------------------------------------------
 Net income           $ 79,461  $ 83,497  $280,673  $ 88,520  $ 81,200

 MORTGAGE BANKING
 Total revenues(a)    $118,189  $139,072  $120,119  $154,521  $193,023
 Provision for loan
  losses                   144       292      (227)      278       180
 Noninterest expenses  143,601   109,581   125,699   115,261   132,253
                      ------------------------------------------------
  Pre-tax income/
   (loss)              (25,556)   29,199    (5,353)   38,982    60,590
 Provision/(benefit)
  for income taxes     (10,554)   10,042    (2,114)   12,133    21,881
                      ------------------------------------------------
 Income/(loss) before
  cumulative effect    (15,002)   19,157    (3,239)   26,849    38,709
 Cumulative effect of
  changes in accounting
  principle, net of tax     --        --       414        --        --
                      ------------------------------------------------
 Net income/(loss)    $(15,002) $ 19,157  $ (2,825) $ 26,849  $ 38,709

 CAPITAL MARKETS
 Total revenues(a)    $100,109  $ 96,464  $ 93,340  $ 79,005  $ 78,497
 Noninterest expenses   86,276    80,553    86,379    75,759    76,093
                      ------------------------------------------------
  Pre-tax income        13,833    15,911     6,961     3,246     2,404
 Provision for income
  taxes                  4,240     7,023     1,745     1,076       481
                      ------------------------------------------------
 Income before
  cumulative effect      9,593     8,888     5,216     2,170     1,923
 Cumulative effect of
  changes in accounting
  principle, net of tax     --        --       179        --        --
                      ------------------------------------------------
 Net income           $  9,593  $  8,888  $  5,395  $  2,170  $  1,923

 CORPORATE
 Total revenues(a)    $ 12,312  $  7,504  $(93,350) $    875  $  3,780
 Noninterest expenses   22,371    17,979    15,582    19,118    18,176
                      ------------------------------------------------
  Pre-tax loss         (10,059)  (10,475) (108,932)  (18,243)  (14,396)
 Income tax benefit     (3,117)   (3,242)  (40,487)   (6,623)   (5,508)
                      ------------------------------------------------
 Loss before cumulative
  effect                (6,942)   (7,233)  (68,445)  (11,620)   (8,888)
 Cumulative effect of
  changes in accounting
  principle, net of tax     --        --       230        --        --
                      ------------------------------------------------
 Net loss             $ (6,942) $ (7,233) $(68,215) $(11,620) $ (8,888)

 TOTAL CONSOLIDATED
 Total revenues(a)    $573,006  $585,585  $451,465  $575,810  $606,759
 Provision for loan
  losses                23,694    18,653    17,799    16,175    22,608
 Total noninterest
  expenses             456,357   419,986   443,215   413,292   426,175
                      ------------------------------------------------
 Consolidated pre-tax
  income/(loss)         92,955   146,946    (9,549)  146,343   157,976
 Provision/(benefit)
  for income taxes      25,776    43,013   (12,959)   42,695    49,862
                      ------------------------------------------------
 Income from continuing
  operations            67,179   103,933     3,410   103,648   108,114
 Loss from discontinued
  operations, net
  of tax                   (69)      376   210,273     5,369     4,830
                      ------------------------------------------------
 Income before
  cumulative effect     67,110   104,309   213,683   109,017   112,944
 Cumulative effect of
  changes in accounting
  principle, net
  of tax                    --        --     1,345    (3,098)       --
                      ------------------------------------------------
 Net income           $ 67,110  $104,309  $215,028  $105,919  $112,944
                      ------------------------------------------------
 ---------------------------------------------------------------------
 (a) Includes noninterest income and net interest income/(expense)

CONTACT:  First Horizon National Corp.
          Media Information:
            Kim Cherry
            901-523-4726
          Investor Relations:
            Dave Miller
            901-523-4162